EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

 Attachment to item 77Q3:
 NSAR certification - filed as:  EX-99.77Q3 CERT
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EXHIBIT A:
Report of Independent Auditors

To the Shareholders and
Board of Directors of The Needham Funds, Inc.

In planning and performing our audit of the financial statements of The Needham Funds, Inc. (comprising, respectively, the Needham Growth Fund, Needham Aggressive Growth Fund, and Needham Small Cap Growth Fund (the "Portfolios") for the year ended December 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Portfolios is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of management and the Board of Directors of the Portfolios and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young LLP
New York, New York
February 14, 2003



EXHIBIT B:
 NEEDHAM Growth Fund
Rule 10F-3

Issuer
Southwall Technologies

Type of Security
Common

IPO or Secondary
Secondary

SEC Registered
Yes

Total Offering
3,500,000

Date of Purchase
7/02/02

Number of shares Purchased
150,000

Date of Public Offer
7/02/02

Fund Price Paid
$4.50

Public Offering Price
$4.50

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
6.00

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represent's less than 4% of the offering?
Yes

Name of underwriter(s) purchased from?
Adams Harkness

Needham Company, Inc Mgr or Co-Mgr?
Yes



 NEEDHAM Growth Fund
Rule 10F-3

Issuer
Southwall Technologies

Type of Security
Common

IPO or Secondary
Secondary

SEC Registered
Yes

Total Offering
3,500,000

Date of Purchase
7/02/02

Number of shares Purchased
145,000

Date of Public Offer
7/02/02

Fund Price Paid
$4.50

Public Offering Price
$4.50

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
6.00

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represent's less than 4% of the offering?
Yes

Name of underwriter(s) purchased from?
Wells Fargo

Needham Company, Inc Mgr or Co-Mgr?
Yes


 NEEDHAM Small Cap Growth Fund
Rule 10F-3

Issuer
Southwall Technologies

Type of Security
Common

IPO or Secondary
Secondary

SEC Registered
Yes

Total Offering
4,500,000

Date of Purchase
7/02/02

Number of shares Purchased
5,000

Date of Public Offer
7/02/02

Fund Price Paid
$4.50

Public Offering Price
$4.50

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
6.00%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represent's less than 4% of the offering?
Yes

Name of underwriter(s) purchased from?
Wells Fargo

Needham Company, Inc Mgr or Co-Mgr?
Yes


 NEEDHAM Aggressive Growth Fund
Rule 10F-3

Issuer
Helix Technology Corp

Type of Security
Common

IPO or Secondary
Secondary

SEC Registered
Yes

Total Offering
3,000,000

Date of Purchase
3/13/02

Number of shares Purchased
2,500

Date of Public Offer
3/13/02

Fund Price Paid
$20.25

Public Offering Price
$20.25

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
5.75%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represent's less than 4% of the offering?
Yes

Name of underwriter(s) purchased from?
Morgan Stanley

Needham Company, Inc Mgr or Co-Mgr?
Yes


 NEEDHAM Aggressive Growth Fund
Rule 10F-3

Issuer
Synaptics Inc

Type of Security
Common

IPO or Secondary
IPO

SEC Registered
Yes

Total Offering
5,000,000

Date of Purchase
2/01/02

Number of shares Purchased
15,000

Date of Public Offer
1/28/02

Fund Price Paid
$11.00

Public Offering Price
$11.00

Firm Commitment Underwriting ?
Yes

Underwriting gross spread as % of Proceeds
7.00%

Consistent with average industry % of gross spread
Yes

Company operational for 3 years?
Yes

Less than 3% of fund assets used for purchase?
Yes

Fund's purchase represent's less than 4% of the offering?
Yes

Name of underwriter(s) purchased from?
Bear Stearns

Needham Company, Inc Mgr or Co-Mgr?
Yes